As filed with the Securities and Exchange Commission
                                         on June 24, 1997
                                   Registration No. _____________

_______________________________________________________________________________
_______________________________________________________________________________

                                 SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C.  20549
                                           _______________

                                              FORM S-8
                                       REGISTRATION STATEMENT
                                                UNDER
                                     THE SECURITIES ACT OF 1933
                                           _______________

                                         SHOP AT HOME, INC.
                       (Exact name of registrant as specified in its charter)

       Tennessee                                                     62-1282758
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                         5210 Schubert Road
                                           P.O. Box 12600
                                     Knoxville, Tennessee 37921

                              (Address of Principal Executive Offices)


              SHOP AT HOME, INC. HARRIS L. BAGLEY COMMON STOCK PURCHASE OPTIONS
                                      (Full title of the plan)

                    Kent E. Lillie, President               Copy to:   C. Michael Norton, Esq.
                    Shop at Home, Inc.                                 Wyatt, Tarrant & Combs
                    Suite 1800                                         Nashville City Center
                    3340 Peachtree Road                                511 Union Street, Suite 1500
                    Atlanta, Georgia  30326                            Nashville, Tennessee 37219
                    (404) 848-7724                                     (615) 244-0020


           (Name, address and telephone number, including area code, of agent for service)

                    Approximate date of commencement of proposed sale to public:
             From time to time after the effective date of this Registration Statement.

                                   CALCULATION OF REGISTRATION FEE
Title of                Amount                  Proposed maximum       Proposed maximum       Amount of
securities              to be                   offering price         aggregate offering     registration
to be registered        registered              per share              price                  fee
Common Stock,           50,000<F1>
$.0025 par value        shares                  $1.00                  $50,000                $15.15

[FN]
<F1>  The Registrant also registers hereby such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the Shop At Home, Inc. Harris L. Bagley Common Stock Purchase Options.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates the following documents in this Registration Statement:

     A. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with Commission on September 30, 1996;

     B. The Registrants's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed with the Commission on November 7, 1996;

     C. The Registrants's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed with the Commission on February 7, 1997;

     D. The Registrants's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 13, 1997;

     E. The description of the Common Stock, par value $.0025 per share, of the Registrant contained in the Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934 with the Commission on February 22, 1995, and any amendment or report filed for the purpose of updating such description; and

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 6.6 of the Registrant's Bylaws require the Registrant to indemnify its officers, directors, employees and/or agents to the maximum extent permitted by the Tennessee Business Corporation Act. The circumstances under which Tennessee law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at T.C.A. <section>48-18-501 ET SEQ.

     Generally, under T.C.A. <section>48-18-501 ET SEQ., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and, in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8. EXHIBITS.

     The exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.


ITEM 9. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          [1]   To include any prospectus required by Section  10(a)(3)  of the Act;

          [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs 1.A[1] and 1.A[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on June 20, 1997.


                         SHOP AT HOME, INC.


                         By /S/ KENT E. LILLIE
                            President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent E. Lillie and Joseph Nawy, and each of them, with the power to act without the other, his or her true and lawful attorney-in-facts and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated and on the date indicated:


SIGNATURE                     TITLE                     DATE


/S/ KENT E. LILLIE       President, and Chief       June 20, 1997
Kent E. Lillie           Executive Officer
                         (Principal Executive
                         Officer), and Director

/S/ JOSEPH NAWY          Vice President-Finance     June 20, 1997
Joseph Nawy              (Principal Financial and
                         Accounting Officer)


/S/ J.D. CLINTON
J.D. Clinton             Director                   June 20, 1997


/S/ W. PAUL COWELL
W. Paul Cowell           Director                   June 20, 1997


/S/ JOSEPH I. OVERHOLT
Joseph I. Overholt       Director                   June 20, 1997


/S/ A.E. JOLLEY
A.E. Jolley              Director,                  June 20, 1997
                         Secretary/Treasurer


/S/ FRANK A. WOODS
Frank A. Woods           Director                   June 20, 1997

                         INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT                       PAGE

4(a)           Form of Option Agreement between
               Harris L. Bagley and the Registrant                 9

4(b)           Charter of the Registrant incorporated
               by reference to Exhibit 3.1 of the
               Registrant's report on Form 10-K for
               the fiscal year ended June 30, 1993,
               filed with the Securities and Exchange
               Commission on September 28, 1993, and
               by reference to Exhibit 4.3 of the
               Registrant's report on Form 8-K filed
               with the Securities and Exchange Commission on March 2, 1995.

4(c)           Bylaws of the Registrant as amended
               incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form
               10-K for the fiscal year ended June 30, 1993, filed with the Securities and Exchange
               Commission on September 28, 1993.

4(d) Specimen Common Stock Certificate incorporated by reference to Exhibit 4.8 of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 20, 1995.

5              Opinion of Wyatt, Tarrant & Combs as
               to the legality of the Common Stock.               13

24(b)          Consent of Wyatt, Tarrant & Combs
               (included in Exhibit 5).                           13

25             Power of Attorney (included on sig-
               nature page of this Registration
               Statement).                                         6